                               State of Delaware                    PAGE 1

                       Office of the Secretary of State         Exhibit 3.1
                     ------------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF "MONEYGRAM PAYMENT SYSTEMS, INC.", FILED IN THIS OFFICE ON THE

FOURTH DAY OF JANUARY, A.D. 1996, AT 9 O'CLOCK A.M.









        [LOGO OF THE GREAT SEAL OF THE STATE OF DELAWARE APPEARS HERE]








[LOGO OF DELAWARE SECRETARY'S OFFICE APPEARS HERE]

                                                  /s/ Edward J. Freel
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State


                                         AUTHENTICATION:   8052783

                                                   DATE:   08-02-96

                         CERTIFICATE OF INCORPORATION

                                      OF

                        MONEYGRAM PAYMENT SYSTEMS, INC.


     FIRST:  The name of the Corporation is MoneyGram Payment Systems, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, each with a par value of $.01 per share.

     FIFTH: The name and mailing address of the incorporator is John S. Zieser, 2121 North 117th Avenue, Omaha, Nebraska 68164.

     SIXTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors may be filled only by a majority of the directors then in office, even if less than a quorum, or a sole remaining director.

     Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     B. A director may be removed only by the holders of a majority of shares of Common Stock then entitled to vote at an election of directors and only for cause.

     SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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     EIGHTH:  A.  The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     B. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

     C. The indemnification and other rights set forth in this Article EIGHTH shall not be exclusive of any provisions with respect thereto in the By-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

     D. Neither the amendment nor repeal of Section A, B or C of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with Section A, B or C of this Article EIGHTH shall eliminate or reduce the effect of Sections A, B or C of this Article EIGHTH in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to Section A, B or C of this Article EIGHTH if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

     NINTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders an may not be effected by a consent in writing by such holders in lieu of such a meeting.

     TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.

     ELEVENTH: In accordance with Section 203 (b) (1) of the DGCL, the Corporation expressly elects not to be governed by Section 203 of the DGCL.


     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

          THE UNDERSIGNED, being the incorporator named above, has executed this Certificate on January 3, 1996.



                                       /s/ John S. Zieser
                                       -----------------------------------------
                                       John S. Zieser

                               State of Delaware

                       Office of the Secretary of State
                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MONEYGRAM PAYMENT SYSTEMS, INC." FILED IN THIS OFFICE ON THE NINTH DAY OF JULY, A.D. 1996, AT 4 O'CLOCK P.M.

               [LOGO OF THE GREAT SEAL OF THE STATE OF DELAWARE]








 [LOGO OF DELAWARE SECRETARY'S OFFICE]      /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:   8052784

                                                      DATE:   08-02-96

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                        MONEYGRAM PAYMENT SYSTEMS, INC.


     MoneyGram Payment Systems, Inc., a Delaware corporation (the
"Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

          1. That Article NINTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

               NINTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting; provided, however, that during any time when there is only one stockholder of the Corporation, such sole stockholder may take any action by written consent in lieu of such a meeting.

          2. That, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, the aforesaid Amendment was duly adopted by the Board of Directors and the sole stockholder of the Corporation.

          IN WITNESS WHEREOF, MoneyGram Payment Systems, Inc. has caused this Certificate to be signed by Paul A. Seader, its President, this 8th day of July, 1996.

                                        MONEYGRAM PAYMENT SYSTEMS, INC.

                                        By:   /s/  Paul A. Seader
                                            -------------------------------
                                            [Name]
                                            President